Exhibit 99.1

Seritage Growth Properties Reports Increased Leasing,
Development and Transaction Activity in 2018
– Signed new leases totaling 3.1 million square feet, up 17% over 2017, at an average re-leasing multiple of 3.9x –
– Maintains $1.0 billion of liquidity, including $537 million of cash and $400 million incremental funding facility –
New York, NY – January 23, 2019 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 232 retail and mixed-use properties totaling approximately 36.3 million square feet, today provided an update on the Company’s leasing, development, transaction and capital activities as of December 31, 2018.
“We are pleased with our strong finish to 2018, including 878,000 square feet of new leasing at an average rent of approximately $21.00 PSF on retail leases during the fourth quarter.  Since inception, we have leased nearly 8.0 million square feet at an average rent of approximately $17.65 PSF on retail leases and a 4.1x multiple of prior rents.  We have completed or commenced 97 redevelopment projects totaling $1.5 billion of projected capital investment at targeted incremental returns of approximately 11.0% on an unlevered basis.  The diversified, non-Sears tenants we have under signed leases, plus the remaining lease-up of these announced projects, is expected to generate over $225 million of rental income before any further activation of our portfolio.  We also ended the year with access to nearly $1.0 billion of liquidity, including $537 million of cash on hand, which provides sufficient capital to complete our current projects and mitigate potential reductions in income from Sears Holdings,” said Benjamin Schall, President and Chief Executive Officer. “As we start 2019, we remain well positioned to continue executing on our strategies to unlock substantial value through intensive redevelopment.  We are excited by our pipeline of opportunities, including our next wave of suburban retail redevelopments and three dozen premier and larger scale redevelopments.  We look forward to utilizing our platform and expanding our preferred partnerships with growing retailers, best-in-class mixed-use developers and leading capital allocators to generate substantial value for shareholders.”
Diversified Income
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Leasing Activity: since inception, the Company has signed approximately 7.9 million square feet of new leases at an average rent of $16.63 PSF.  Retail re-leasing multiples have averaged 4.1x for space occupied by Sears Holdings Corporation (“Sears Holdings” or “Sears”), with new retail rents averaging $17.72 PSF compared to $4.36 PSF paid by Sears Holdings.

The 7.9 million square feet of new leases includes 287 leases with 139 unique tenants and demonstrates the breadth of the Company’s tenant relationships and leasing activity.
In 2018, the Company signed new leases totaling 3.1 million square feet, representing a 17% increase over 2017 leasing activity, including approximately 878,000 square feet signed in the fourth quarter at an average rent of $18.03 PSF (retail leases represented 664,000 square feet at an average rent of $20.98 PSF).
Below is a summary of the Company’s leasing activity, including its proportional share of unconsolidated joint ventures, as of December 31, 2018:
($ in thousands, except PSF amounts)	Q4 2018		FY2018		Since Inception
Leases	31		119		287
Square Feet	878,000		3,055,000		7,885,000
Annual Base Rent	$15,830		$45,197		$131,164
Annual Base Rent PSF (1)	$20.98		$17.30		$17.64
Re-leasing Multiple (1)(2)	4.0	x	3.9	x	4.1	x

(1)	Reflects retail leases only; excludes certain self storage, auto dealership, medical office and ground leases.
(2)	Excludes densification square footage (e.g. new outparcel developments) and backfill of vacant space not previously occupied by Sears Holdings.

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Rental Income: since inception, the Company has increased annual base rent from diversified, non-Sears tenants by over 235% to $147 million, including all signed leases and the impact of all asset monetization activity.  Including the remaining lease up of announced projects, the Company expects diversified, non-Sears income of over $225 million before any further activation of the portfolio.

As of December 31, 2018, annual base rent from diversified, non-Sears tenants accounted for approximately 72% of total annual base rent, including all signed leases and the effect of all previously exercised recapture and termination notices, as well as properties under contract for sale.  Sears Holdings comprised 28% of total annual base rent, surpassing the Company’s previously stated goal of reducing exposure to Sears Holdings below 35% by the end of 2018.
Below is a summary of the Company’s leased square footage and rental income, including its proportional share of unconsolidated joint ventures, as of December 31, 2018:

(in thousands, except number of leases and PSF data)
	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)	96	11,545	54%	$56,467	28%	$4.89
In-place diversified, non-Sears leases	234	5,009	24%	65,777	32%	13.13
SNO diversified, non-Sears leases (2)	167	4,703	22%	81,282	40%	17.30
Total diversified, non-Sears leases	401	9,712	46%	147,059	72%	15.15
Total	497	21,257	100%	$203,526	100%	$9.58

(1)
Number of leases reflects number of properties subject to the Master Lease and JV Master Leases.  Metrics include the effect of four properties subject to previously exercised recapture or termination notices, and five properties under contract for sale, for which Sears was still making rental payments as of December 31, 2018.

(2)	SNO = signed but not yet open leases.
Stability and Growth
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Announced Projects: since inception, the Company has substantially completed 47 new redevelopments and has an additional 50 projects currently under development.  These 97 projects, which upon completion will provide stable cash flow from a diverse set of retailers under long-term leases, represent $1.5 billion of projected capital investment at targeted incremental returns of approximately 11.0% on an unlevered basis.

In 2018, the Company commenced projects totaling $382 million, including 19 new redevelopments and the expansion of seven previously announced projects.  This activity included three new projects representing $65.0 million of capital investment in the fourth quarter.
Below is a summary of the Company’s announced development activity as of December 31, 2018, presented at 100% share and including certain assets that have been monetized through sale or joint venture:

(in thousands, except number of projects and percentages)
			Estimated	Estimated				Estimated
	Number	Project	Development	Project	Projected Annual Income (2)			Incremental
Estimated Project Costs (1)	of Projects	Square Feet	Costs (1)	Costs (1)	Total	Existing	Incremental	Yield (3)
< $10,000	28	2,182	$125,600	$127,900	$23,400	$5,700	$17,700
$10,001 - $20,000 (4)	32	3,721	439,000	458,900	63,200	15,300	47,900
> $20,001	22	3,738	803,100	861,900	115,000	23,100	91,900
Announced projects	82	9,641	$1,367,700	$1,448,700	$201,600	$44,100	$157,500	10.5-11.5%
Acquired projects	15		63,600	63,600
Total projects	97		$1,431,300	$1,512,300

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.
(4)	Includes Saugus, MA project which has been temporarily postponed while the Company identifies a new lead tenant.

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Development Pipeline: the Company believes it is well-positioned to continue its value creation activities with a robust pipeline of redevelopment projects, including significant mixed-use and densification opportunities.

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Premier and Larger Scale: the Company has identified 36 assets totaling 7.4 million square feet of existing space that it believes can be expanded and densified by integrating retail, residential, office and other uses.  As of December 31, 2018, the Company had announced select phases of projects at nine of these 36 properties.:

In 2018, the Company solidified a portion of its mixed-used and densification pipeline by receiving entitlements for 1,750 residential units, 1.4 million square feet of office space and 500 hotel keys across four projects, including the previously announced approvals at the Company’s projects in Redmond (WA) and Dallas (TX).
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Suburban Retail: the Company has identified 162 assets totaling 25.4 million square feet of existing space that it expects to redevelop into first-class, multi-tenant retail centers.  As of December 31, 2018, the Company had completed or commenced projects at 83 of these 162 properties, and expects to continue activating these assets as the Company builds on its preferred relationships with growing retailers and other users around the country.

Value Realization and Capital Recycling
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Capital Activities: the Company has raised approximately $550 million of gross proceeds from the sale or joint venture of interests in 42 properties over the last 18 months.  Proceeds have primarily been reinvested into redevelopment projects, as well as used to repay debt under the Company’s original mortgage facility which was repaid in full in July 2018.

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Strategic Equity Joint Ventures: in 2018, the Company contributed its assets in Santa Monica (CA), La Jolla (CA) and West Hartford (CT) into three joint ventures with institutional capital partners representing a total transaction value of $362 million, or $744 PSF, and generated $117.0 million of gross proceeds.

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Development Joint Ventures: in 2018, the Company announced two agreements to form joint ventures with institutional-quality residential developers to lead the multifamily components of mixed-use projects in Redmond (WA) and Newark (CA), at values of $16.0 million for 2.5 acres and $20.0 million for 4.5 acres, respectively.

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Opportunistic and Smaller Market Dispositions: in 2018, the Company sold 21 properties totaling 2.1 million square feet that generated gross proceeds of $114.3 million, or $54 PSF.  The Company monetized these assets, which were generally located in smaller markets, in order to focus its human and capital resources on larger value creation opportunities.  These transactions included five dispositions in the fourth quarter that generated gross proceeds of $47.3 million, or $78 PSF.

Strong Liquidity Position
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New Term Loan Facility: in July 2018, the Company entered into a new $2.0 billion term loan facility with Berkshire Hathaway Life Insurance Company (the “Term Loan Facility”).  The Term Loan Facility, which matures on July 31, 2023, provided for an initial funding of $1.6 billion at closing and includes a committed $400 million incremental funding facility, subject to certain conditions.

There is no direct impact of Sears Holdings’ bankruptcy filing, or a potential rejection of the Master Lease, on the Company’s Term Loan Facility.
The Term Loan Facility includes certain financial metrics, including fixed charge coverage ratios, leverage ratios and a minimum net worth, that could be negatively impacted by a loss of revenue from Sears Holdings.  A failure to satisfy any of these financial metrics will require the Company to seek lender approval to monetize assets via sale or joint venture and also provide the lender the right to request mortgages on its real estate collateral, but will not result in an event of default, mandatory amortization, cash flow sweep or any similar provision.
●	Liquidity Position: as of December 31, 2018, the Company was positioned with nearly $1.0 billion of liquidity, including:
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$537 million of cash on hand to fund on-going development activities, as well as to mitigate possible adverse impacts to operating cash flow that may result from potential reductions of rental income under the Master Lease with Sears Holdings.

–	Committed $400 million incremental funding facility under the Term Loan Facility that is also available, subject to certain conditions, to fund announced and future redevelopment activities.
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13 smaller market assets under contract for sale for anticipated gross proceeds of $59.8 million.  Assets under contract for sale are subject to customary closing conditions and there can be no assurance that such transactions will be consummated.

Sears Holdings Bankruptcy Filing
As of December 31, 2018, including all signed leases and the effect of previously exercised recapture and termination notices and properties under contract for sale, Sears Holdings was a tenant in 77 properties under the Master Lease and 19 properties under the JV Master Leases representing an aggregate of 11.5 million square feet and $56 million of annual base rent, or 28% of all base rent under signed leases.
The 3.5x to 4.5x rental uplift that the Company has historically achieved upon re-leasing space formerly occupied by Sears Holdings allows it to recover all the rental income generated from Sears Holdings by re-leasing only 25-35% of the formerly occupied space and deploying the capital required to bring the rental income online.
The Company is monitoring, and will continue to monitor, Sears Holdings’ bankruptcy proceedings, including the culmination of Sears Holdings’ auction process, and the impact on the Company’s business.  For more information regarding the same, refer to the risk factors relating to Sears Holdings in the Company’s periodic filings with the Securities and Exchange Commission.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: our significant exposure to Sears Holdings and the effects of its recently announced bankruptcy filing; Sears Holdings’ termination and other rights under its master lease with us; competition in the real estate and retail industries; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; and our relatively limited history as an operating company.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in our filings with the Securities and Exchange Commission, including the risk factors relating to Sears Holdings.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.
About Seritage Growth Properties
Seritage Growth Properties is a publicly‐traded, self‐administered and self‐managed REIT with 206 wholly-owned properties and 26 joint venture properties totaling approximately 36.3 million square feet of space across 48 states and Puerto Rico. The Company was formed and listed on the New York Stock Exchange (NYSE: SRG) in July 2015 in conjunction with the acquisition of a portfolio of real estate from Sears Holdings. Our mission is to create and own revitalized shopping, dining, entertainment and mixed‐use destinations that provide enriched experiences for consumers and local communities, and that generate long‐term value for our shareholders. The Company is headquartered in New York, NY.
Contact
Seritage Growth Properties
646-277-1268
IR@Seritage.com